EXHIBIT 99.1

Palatin Reports Third Quarter Fiscal Year 2023 Financial Results and Provides Corporate Update

•	Phase 3 PL9643 Data in Patients with Dry Eye Disease Presented at KOL Event

	o	Analysis of Lead-In Population of Initial 120 Patients Showed Statistical Separation for Clinical Efficacy Across Multiple Signs and Symptoms of Dry Eye along with Excellent Patient Safety and Tolerability

	o	Final Data Expected Second Half Calendar Year 2023

•	Phase 2 Clinical Study of Oral PL8177 in Patients with Ulcerative Colitis

	o	Interim Analysis Targeted for Second Half Calendar Year 2023

	o	Topline Results Currently Expected First Half Calendar Year 2024

•	Vyleesi®

	o	Net Product Revenue Increased 16% Over the Prior Quarter

	o	Prescriptions Dispensed Increased 27% Over the Prior Quarter

	o	5 Consecutive Quarters of Double-Digit Growth

•	Received $4.7 Million of Non-Dilutive Funding Through NJ Economic Development Program

•	Teleconference and Webcast to be held on May 16, 2023, at 11:00 AM ET

CRANBURY, NJ – May 16, 2023 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced financial results for its fiscal third quarter ended March 31, 2023.

“On the development front, we are excited that the analysis of the data for the Lead-In population of the initial 120 patients in our Phase 3 PL9643 clinical study demonstrated statistically significant positive effects on multiple endpoints for both signs and symptoms, including excellent patient safety and tolerability,” said Carl Spana, Ph.D., President and CEO of Palatin. “On the commercial front, we are pleased with Vyleesi’s fifth consecutive quarter of double-digit growth in net product revenue and dispenses. We are particularly pleased that Vyleesi’s quarterly net product revenue exceeds Vyleesi quarterly operating expenses.”

Business Highlights and Recent Updates

•	Anti-Inflammatory / Autoimmune Programs

	o	PL9643 melanocortin agonist for the treatment of dry eye disease (DED)

		–	Review of Phase 3 clinical study data in patients with DED at Key Opinion Leader (KOL) Event.

			•	Analysis of Lead-In population of initial 120 patients completing 12 weeks of treatment showed statistical separation for clinical efficacy across multiple signs and symptoms of dry eye along with excellent patient safety and tolerability.

-More-

1

–	Presented initial Phase 3 clinical data at the Association of Research in Vision and Ophthalmology (ARVO) 2023 Annual Conference.

•	Data demonstrated positive effects on signs and symptoms.

•	Consistent clinical efficacy across multiple signs and symptoms of dry eye along with excellent safety and tolerability - a differentiating product profile.

–	Pivotal Phase 3 clinical study patient enrollment continuing.

•	Final data currently expected second half of calendar year 2023.

–	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT04268069.

o	PL8177 oral melanocortin agonist for the treatment of ulcerative colitis (UC):

–	Interim assessment is currently expected to occur in the second half of calendar year 2023.

–	Topline results currently expected in the first half of calendar year 2024.

–	Digestive Disease Week Annual Conference.

•	Preclinical data shows PL8177 was found to be efficacious in animal models of inflammatory bowel disease.

•	Clinical data confirms PL8177 oral formulation is delivered and contained in the colon.

–

Frontiers in Immunology published a preclinical study demonstrating oral PL8177 provides therapeutic effects in inflammatory bowel disease and pharmacokinetic data showing PL8177 remains restricted to the gut.

–	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT05466890.

o	Bremelanotide BREAKOUT study (BMT 701) in patients with diabetic kidney disease:

–	Enrollment is currently expected to be completed in the second half of calendar year 2023.

–	Topline results currently expected first half of calendar year 2024.

–	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT05709444.

o	Preclinical data on melanocortin agonist PL8331 demonstrating therapeutic effects in diabetic retinopathy and uveitis published in the International Journal of Molecular Sciences.

-More-

2

•

Vyleesi® (bremelanotide injection) / Hypoactive Sexual Desire Disorder (HSDD): Goal of the Vyleesi program is to demonstrate commercial product value in the marketplace with an objective of re-licensing the U.S. rights to a committed women’s healthcare company.

o	For the fiscal third quarter ended March 31, 2023:

–	Gross product sales were $3.4 million, an increase of 31% over the prior quarter, and an increase of 165% over the comparable quarter last year.

–	Net product revenue of $1.2 million increased 16% over the prior quarter and increased 453% over the comparable quarter last year.

–	Total prescriptions dispensed increased 27% over the prior quarter and increased 147% over the comparable quarter last year.

–

Refill rates, commercial insurance reimbursement, and net revenue per prescription dispensed continued with positive and impactful results and trends, versus the prior quarter and comparable quarter last year.

o	Issued a patent, titled “Use of Bremelanotide in Patients with Controlled Hypertension” with a term through April 29, 2041.

o	Patients and healthcare providers can learn more about HSDD and Vyleesi atwww.vyleesi.com andwww.vyleesipro.com.

•	Other:

o	Palatin received $4.7 million in January 2023 from the State of New Jersey’s Technology Business Tax Certificate Transfer Program sponsored by The New Jersey Economic Development Authority.

Fiscal Third Quarter Ended March 31, 2023 Financial Results

Revenue

Total revenue consists of gross product sales of Vyleesi, net of allowances and accruals, and license and contract revenue.

Vyleesi gross product sales to pharmacy distributors were $3.4 million, with net product revenue of $1.2 million, compared to gross product sales of $1.3 million and net product revenue of $0.2 million for the comparable quarter last year. Gross product sales increased 165% and net product revenue increased 453% over the comparable quarter last year.

Operating Expenses

Total operating expenses were $8.5 million, compared to $8.0 million for the comparable quarter last year. The increase in operating expenses was mainly the result of higher spending on our marketing efforts of Vyleesi.

Cash Flows

Palatin’s net cash used in operations was $1.4 million, compared to net cash used in operations of $9.5 million for the same period last year. The decrease in net cash used in operations is mainly due to the Company’s receipt of proceeds from the sale of the State of New Jersey NOLs and working capital changes for the quarter ended March 31, 2023.

-More-

3

Net Loss

Palatin’s net loss was $7.1 million, or $(0.63) per basic and diluted common share, compared to a net loss of $7.6 million, or $(0.80) per basic and diluted common share for the comparable quarter last year.

The decrease in net loss over the comparable quarter last year, was mainly due to an increase in net product revenue of Vyleesi of $1.0 million offset by an increase in operating expenses of $0.5 million.

Cash Position

As of March 31, 2023, Palatin’s cash and cash equivalents were approximately $19.6 million plus $1.7 million of accounts receivables, compared to cash and cash equivalents of $21.2 million with $6.5 million of accounts and other receivables as of December 31, 2022, and $29.9 million with $1.8 million of accounts receivable as of June 30, 2022.

Based on its current operating plan, the Company believes that existing cash and cash equivalents and receivables will be sufficient to fund currently anticipated operating expenses through calendar year 2023.

Conference Call / Webcast

Palatin will host a conference call and audio webcast on May 16, 2023, at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-888-506-0062 (US) or 1-973-528-0011 (International), participant access code 555988. The audio webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and audio webcast replay will be available one hour after the completion of the call. To access the telephone replay, dial 1-877-481-4010 (US) or 1-919-882-2331 (International), participant access code 48459. The webcast and telephone replay will be available through May 30, 2023.

About Melanocortin Receptor Agonists and Inflammation

The melanocortin receptor (“MCr”) system has effects on inflammation, immune system responses, metabolism, food intake, and sexual function. There are five melanocortin receptors, MC1r through MC5r. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have medically significant pharmacological effects.

Many tissues and immune cells located in the eye (and other places, for example the gut and kidney) express melanocortin receptors, empowering our opportunity to directly activate natural pathways to resolve disease inflammation.

-More-

4

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about market potential of Vyleesi and other Palatin products in development, clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates, market potential for product candidates, and potential adverse impacts due to the global COVID-19 pandemic such as delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, Palatin's ability to establish and maintain the capability for manufacturing, marketing and distribution of Vyleesi, sales of Vyleesi in the United States and elsewhere in the world, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin's ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin's products, and other factors discussed in Palatin's periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating events that occur after the date of this press release.

Investor Inquiries: Stephen T. Wills, CPA, MST CFO/COO (609) 495-2200 Info@Palatin.com	Media Inquiries: Paul Arndt, MBA, LifeSci Advisors Managing Director (646) 597-6992 Paul@LifeSciAdvisors.com

Palatin Technologies® and Vyleesi® are registered trademarks of Palatin Technologies, Inc.

###

(Financial Statement Data Follows)

5

PALATIN TECHNOLOGIES, INC.

and Subsidiary

Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022

REVENUES
Product revenue, net	$1,195,675	$216,097	$3,091,745	$447,719
License and contract	-	-	-	250,000
Total revenues	1,195,675	216,097	3,091,745	697,719

OPERATING EXPENSES
Cost of products sold	129,235	46,908	314,438	130,012
Research and development	4,830,327	4,980,074	15,224,896	13,891,235
Selling, general and administrative	3,537,376	3,009,528	10,220,518	10,163,830
Gain on purchase commitment	-	-	(1,027,322)	-
Total operating expenses	8,496,938	8,036,510	24,732,530	24,185,077

Loss from operations	(7,301,263)	(7,820,413)	(21,640,785)	(23,487,358)

OTHER INCOME (EXPENSE)
Investment income	234,044	1,127	509,006	4,100
Foreign currency (loss) gain	(77,266)	190,719	(352,121)	64,000
Interest expense	(3,434)	(3,019)	(18,523)	(11,423)
Total other income (expense), net	153,344	188,827	138,362	56,677

Loss before income taxes	(7,147,919)	(7,631,586)	(21,502,423)	(23,430,681)
Income tax benefit	-	-	4,674,999	-
NET LOSS	$(7,147,919)	$(7,631,586)	$(16,827,424)	$(23,430,681)

Basic and diluted net loss per common share	$(0.63)	$(0.80)	$(1.59)	$(2.46)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	11,432,380	9,552,214	10,613,830	9,537,768

6

PALATIN TECHNOLOGIES, INC.

and Subsidiary

Consolidated Balance Sheets

(unaudited)

	March 31, 2023	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$19,632,330	$29,939,154
Accounts receivable	1,699,110	1,780,020
Inventories	630,033	944,471
Prepaid expenses and other current assets	2,277,498	1,932,454
Total current assets	24,238,971	34,596,099

Property and equipment, net	713,567	539,314
Right-of-use assets - operating leases	599,442	878,465
Other assets	56,916	56,916
Total assets	$25,608,896	$36,070,794

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	$2,786,313	$3,157,617
Accrued expenses	5,536,033	6,875,216
Short-term operating lease liabilities	301,169	371,124
Short-term finance lease liabilities	104,998	100,921
Other current liabilities	3,122,850	5,754,986
Total current liabilities	11,851,363	16,259,864

Long-term operating lease liabilities	320,490	529,398
Long-term finance lease liabilities	73,141	152,407
Other long-term liabilities	3,771,400	2,861,250
Total liabilities	16,016,394	19,802,919

Series B and Series C Redeemable Convertible Preferred Stock of $0.01 par value: authorized 9,000,000 shares, 9,000,000 shares issued and outstanding as of June 30, 2022, with a liquidation preference of $15,000,000	-	15,000,000
Escrowed proceeds	-	(15,000,000)

Stockholders equity:
Preferred stock of $0.01 par value authorized 10,000,000 shares (including amounts authorized for authorized for Series B and Series C Redeemable Convertible Preferred Stock):
Shares issued and outstanding designated as follows:
Series A Convertible: authorized 4,030 shares as of March 31, 2023: issued and outstanding 4,030 shares as of March 31, 2023 and June 30, 2022	40	40
Common stock of $0.01 par value authorized 300,000,000 shares: issued and outstanding 11,152,680 shares as of March 31, 2023 and 9,270,947 shares as of June 30, 2022	111,527	92,709
Additional paid-in capital	414,302,055	404,168,822
Accumulated deficit	(404,821,120)	(387,993,696)
Total stockholders equity	9,592,502	16,267,875
Total liabilities, redeemable convertible preferred stock, and stockholders equity	$25,608,896	$36,070,794

7